SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

      This Sixth Amendment to Loan and Security Agreement (this "Amendment") is executed as of May 26, 2006, by GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation ("Borrower") and TEXTRON FINANCIAL CORPORATION, a Delaware corporation ("Lender").

                                    RECITALS

      A. Lender and Borrower have established a revolving loan credit facility pursuant to that certain Loan and Security Agreement dated as of May 27, 2003, as such agreement may have been previously amended, modified or supplemented (as so amended, the "Agreement").

      B. Borrower has requested that certain terms of the Agreement be amended.

      C. Lender has agreed to amend the Agreement, all on the terms and conditions set forth in this Amendment.

                                    AGREEMENT

      In reliance upon the representations, warranties and covenants of Borrower set forth in the Agreement, Lender and Borrower agree as follows:

      1. Definitions. Capitalized terms not defined in this Amendment shall have the definitions given to them in the Agreement, where applicable, or the UCC as amended from time to time.

      2. Amendment to Definitions. The Agreement is amended by deleting the definitions of "Initial Term" and "Early Termination Fee" in their entirety from the Agreement.

      3. Further Amendments to Definitions. The Agreement is amended by deleting the definitions of "Interest Rate", "Revolving Credit Facility" and "Termination Date" in their entirety from the Agreement and substituting the following new definitions therefor:

            "Interest Rate" means a variable rate, adjusted monthly on the first
      (1st) day of each month during the term of this Agreement, equal to the Prime Rate plus one and three quarters percent (1.75%) per annum calculated on the average cash borrowings for the preceding month. In each case, the Interest Rate shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

            "Revolving Credit Facility" means the revolving credit facility established under this Agreement in an aggregate principal amount outstanding at any one time not to exceed $3,000,000, or such lesser or greater amount as shall be agreed upon from time to time in writing by Lender and Borrower.

            "Termination Date" means the earliest to occur of: (a) June 27, 2006, (b) such date as the Obligations shall have been accelerated pursuant to the provisions of Section 9.2, or (c) such date as all Obligations shall have been indefeasibly paid in full and the Revolving Credit Facility shall have been terminated.

      4. Amendment to Section 1.6. Section 1.6 of the Agreement, Renewal and Termination, is amended by deleting such Section in its entirety and substituting the following therefor:

            "(a) This Agreement shall expire on the Termination Date. Borrower may terminate this Agreement on any date. Lender may terminate this Agreement at any time during the existence of an uncured Event of Default.

            (b) Upon the termination of this Agreement for any reason as herein provided, Borrower shall be required to pay, discharge and satisfy, no later than the effective date of such termination, the Revolving Loan Advances, all accrued and unpaid interest and fees and all other non-contingent Obligations outstanding.

            (c) All undertakings, agreements, covenants, warranties and representations of Borrower contained in this Agreement and the other Loan Documents shall survive any such termination, and Lender shall retain each and every Security Interest, and all other rights and remedies of Lender under this Agreement and the other Loan Documents, notwithstanding such termination until Borrower has paid the amounts described in Section 1.6(b).

            (d) Notwithstanding the payment in full of the Revolving Loan Advances, all accrued and unpaid interest and fees, and all other non-contingent Obligations outstanding, Lender shall not be required to terminate its Security Interests unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender shall (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and its Security Interest for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage."

      5. Amendment to Section 2.5. Section 2.5 of the Agreement, Early Termination Fee, is amended by deleting such Section in its entirety and substituting the following therefor:

            "2.5 [Intentionally Omitted]."


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

      6. Amendment to Section 2.7. Section 2.7 of the Agreement, Unused Line Fee, is amended by deleting such Section in its entirety and substituting the following therefor:

            "2.7 Unused Line Fee. Borrower shall pay to Lender an unused line fee equal to one-fourth of one percent (0.25%) per annum of the amount of the Revolving Credit Facility not used for cash Borrowings. Such unused line fee shall be payable monthly in arrears on the first (1st) day of each month during the term of this Agreement, and shall be calculated on the average cash Borrowings for each preceding month, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. The Unused Line Fee shall be deemed included in the Obligations."

      7. Amendment to Schedules. Schedules 5.1(a), 5.1(c), 5.1(d), 5.1(e), 5.5(d), 5.7(b)(ii) and 5.8 to the Agreement are hereby amended and modified by deleting such Schedules in their entirety and replacing them with Schedules 5.1(a), 5.1(c), 5.1(d), 5.1(e), 5.5(d), 5.7(b)(ii) and 5.8 attached to this
Amendment, respectively

      8. Confirmation. The parties to this Amendment acknowledge and agree that the security interests created pursuant to the Agreement shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower, and nothing contained in this Amendment shall be deemed a release of any of the Collateral.

      9. Representations and Warranties. Borrower hereby represents and warrants to Lender: (a) the Representations and Warranties contained in Article V of the Agreement as amended hereby, are true and correct as of the date of this Amendment; (b) the execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any third person party in order to be enforceable; and (c) the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, without defense, counterclaim, recoupment, or offset.

      10. Conditions Precedent to Effectiveness. This Amendment shall be effective (such date, the "Sixth Amendment Date") upon satisfaction of the following:

            (a) Lender's receipt of a counterpart hereof duly executed by Borrower;

            (b) Lender's receipt of the Sixth Amendment Date Fee (as defined below) and all other fees (other than the Termination Date Fee (as defined below)) and expenses related to this Amendment; and

            (c) Lender's receipt of such duly executed documents, certificates, instruments and legal opinions as Lender shall reasonably request in connection with the transactions contemplated by this Amendment, each in form and substance reasonably satisfactory to Lender.


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

      11. Conditions Subsequent to Effectiveness. The continued effectiveness of this Amendment is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below:

            (a) On the date set forth in Section 12 below, Lender shall receive the Termination Date Fee, if any, as set forth in such Section.

      12. Fees. In order to induce Lender to enter into this Amendment, Borrower agrees to pay to Lender a fee in the amount of $25,000 (the "Sixth Amendment Fee"). The Sixth Amendment Fee shall be payable by Borrower to Lender as follows:

            (a) on the Sixth Amendment Date, Borrower shall pay Lender $10,000 of the Sixth Amendment Fee (such amount, the "Sixth Amendment Date Fee"); and

            (b) on the Termination Date, Borrower shall pay Lender $15,000 of the Sixth Amendment Fee (such amount, the "Termination Date Fee"); provided, however, that if the Agreement has been terminated in connection with a refinancing of the Revolving Credit Facility in a transaction where Lender or an Affiliate of Lender (including Systran Financial Services Corporation) provides for Borrower a replacement credit facility, Borrower shall not be required to pay Lender the Termination Date Fee.

The Sixth Amendment Fee shall be fully earned by Lender on the Sixth Amendment Date, shall be non-refundable when paid and shall be treated as a Revolving Loan Advance and be payable without setoff, deduction, counterclaim or withholding of any kind whatsoever. Borrower agrees to pay to Lender all costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with the preparation and execution of this Amendment.

      13. Full Force and Effect; No Further Amendment. Except as expressly amended by the terms of this Amendment, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect without further modification or amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided above, operate as a waiver or any right, power or remedy of the Lender under the Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Agreement or any of the other Loan Documents.

      14. Complete Agreement. This Amendment contains the entire and exclusive agreement of the parties with reference to all matters discussed in this Amendment, and this Amendment supersedes all prior drafts and communications with respect thereto. This Amendment shall be deemed incorporated into, and made a part of, the Agreement.

      15. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original but all such separate counterparts shall together constitute but one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile or other electronic method of transmission shall be deemed an original signature hereto.


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

      16. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Agreement, and each reference in the other Loan Documents to "the Loan Agreement" "thereunder", "thereof" or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

      17. Section Titles. The section titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.

      18. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF RHODE ISLAND.

      19. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

                  [remainder of page intentionally left blank]


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
      The undersigned, pursuant to due authority, have caused this Amendment to be executed as of the date set forth above.


                                      BORROWER:

                                      GALAXY NUTRITIONAL FOODS, INC.

                                      By:  /s/ Salvatore J. Furnari
                                         ---------------------------------------
                                         Name: Salvatore J. Furnari
                                         Title:  Chief Financial Officer


                                      LENDER:

                                      TEXTRON FINANCIAL CORPORATION

                                      By:  /s/ Stuart A. Hall
                                         ---------------------------------------
                                         Name:  Stuart A. Hall
                                         Title:  Senior Account Executive